Exhibit 10.47

LETTER AGREEMENT DATED AS OF OCTOBER 24, 2005 TERMINATING THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                           Olympic Cascade Letterhead

October 24, 2005


Victor K. Kurylak
First Montauk Financial Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

Dear Victor:

Reference is made to that certain Amended and Restated Agreement and Plan of Merger dated as of June 27, 2005 by and among First Montauk Financial Corp. ("First Montauk"), Olympic Cascade Financial Corporation ("Olympic") and OLY Acquisition Corp. (the "Merger Agreement"). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

Pursuant to Section 9.1(a) of the Merger Agreement, Olympic and First Montauk hereby agree to terminate the Agreement effective as of the date hereof. Accordingly, the parties shall have no further obligation to each other arising out of the Merger Agreement, the Merger, and the transactions contemplated thereby, and each party agrees to bear all of its own expenses, notwithstanding the provisions of Section 7.7.


                               Very truly yours,

                               Olympic Cascade Financial Corporation


                               By: /s/ Mark Goldwasser
                               Name: Mark Goldwasser
                               Title:  President and Chief Executive Officer


Agreed and Accepted:

First Montauk Financial Corp.


By:   /s/    Victor K. Kurylak
      Name:  Victor K. Kurylak
      Title:  Chief Executive Officer